Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inventiva S.A.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Paris La Défense, France

July 8, 2020

KPMG S.A.

/s/ Cédric Adens

Cédric Adens

Partner